EXHIBIT 16.1

[KPMG LLP Letterhead]


August 2, 2004

Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


Ladies and Gentlemen:

We were previously principal accountants for Timeline, Inc. and, under the date of May 9, 2004, we reported on the consolidated financial statements of Timeline, Inc. as of and for the years ended March 31, 2004 and 2003. On July 27, 2004 our appointment as independent registered public accountants was terminated. We have read Timeline Inc.'s statements included under Item 4 of its Form 8-K/A, Amendment No. 2 dated June 29, 2004, and we agree with such statements (except that we are not in a position to agree or disagree with the statements made in the second, third or eighth paragraphs of item 4).

                                        Very truly yours,

                                        /s/ KPMG LLP